Exhibit 99.1

News Release CRESTWOOD EQUITY PARTNERS LP 811 Main Street, Suite 3400 Houston, TX 77002 www.crestwoodlp.com

Crestwood Announces Secondary Offering of Common Units and Concurrent Common Unit Repurchase

HOUSTON, TEXAS, September 12, 2022—Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) today announced that certain subsidiaries of Chord Energy Corporation (NASDAQ: CHRD) (f/k/a Oasis Petroleum Inc.) (the “Selling Unitholders”) intend to offer for sale in an underwritten secondary offering an aggregate of 11,400,000 common units representing limited partner interests of Crestwood (the “Public Offering”). The Selling Unitholders will receive all of the proceeds from the Public Offering. Crestwood is not offering any of its common units in the Public Offering and will not receive any proceeds from the Public Offering.

Additionally, Crestwood announced that it has entered into a common unit repurchase agreement with one of the Selling Unitholders pursuant to which it intends to repurchase up to an aggregate of $125 million of common units from such Selling Unitholder (the “Unit Repurchase”). The price per common unit to be paid by Crestwood will equal the price at which the common units will be sold to the public in the Public Offering. The Unit Repurchase is expected to be consummated concurrently with the closing of the Public Offering. Although the Unit Repurchase will be conditioned upon, among other things, the closing of the Public Offering, the closing of the Public Offering will not be conditioned upon the closing of the Unit Repurchase.

Citigroup is acting as the sole-bookrunning manager for the Public Offering.

The securities described above are being offered pursuant to an effective shelf registration statement on Form S-3, which has been filed with the Securities and Exchange Commission (the “SEC”) and became effective February 14, 2022. The Public Offering may be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the Public Offering will be filed with the SEC and available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the Public Offering, when available, can be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel:800-831-9146).

This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. These risks and assumptions are described in CEQP’s filings with the United States Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. We undertake no obligation to update any forward-looking statement, except as otherwise required by law.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple shale resource plays across the United States. Crestwood is engaged in the gathering, processing, treating, compression, storage and

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transportation of natural gas; storage, transportation, terminalling, and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water. To learn more about Crestwood Equity Partners LP, visit www.crestwoodlp.com; and to learn more about Crestwood’s sustainability efforts, please visit https://esg.crestwoodlp.com.

Source: Crestwood Equity Partners LP

Crestwood Equity Partners LP

Investor Contacts

Andrew Thorington, 713-380-3028

Andrew.thorington@crestwoodlp.com

Vice President, Finance and Investor Relations

Rhianna Disch, 713-380-3006

Rhianna.disch@crestwoodlp.com

Director, Investor Relations

Sustainability and Media Contact

Joanne Howard, 832-519-2211

Joanne.howard@crestwoodlp.com

Senior Vice President, Sustainability and Corporate Communications

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